Exhibit 10.87

PROMISSORY NOTE

$6,050,000.00	December 12, 2005

FOR VALUE RECEIVED, on or before December 12, 2015 (the "Maturity Date"), the undersigned, ASF OF GREEN HILLS, LLC, a Tennessee non-profit limited liability company ("Maker"), promises to pay to the order of AMERICAN RETIREMENT CORPORATION, a Tennessee corporation ("Payee"; Payee, and any subsequent holder[s] hereof, being hereinafter referred to collectively as "Holder"), without grace, at the office of Payee at 111 Westwood Place, Suite 200, Brentwood, Tennessee, 37027, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of SIX MILLION FIFTY THOUSAND AND NO/100THS DOLLARS ($6,050,000.00), or such other amount as may be advanced here against and hereafter be outstanding hereunder, together with interest on the outstanding principal balance hereof from the date hereof at an annual rate equal to ten and one-half percent (10.50%) (the "Applicable Rate"). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Loan Agreement (as defined below).

Beginning on the first (1st) day of the first (1st) month after which Maker achieves a Debt Service Coverage Ratio greater than or equal to 1.1 to 1.0, and, provided that Maker thereafter maintains a Debt Service Coverage Ratio greater than or equal to 1.1 to 1.0, continuing on the first (1st) day of each succeeding month until the Maturity Date, Maker shall make payments of interest as required by Section 2.2 of the Loan Agreement.

Notwithstanding anything in this Note that may be to the contrary, the entire outstanding principal balance hereof, together with all accrued and unpaid interest, shall be immediately due and payable in full on the Maturity Date.

All payments in respect of the indebtedness evidenced hereby shall be made in collected funds, and shall be applied to principal, accrued interest and charges and expenses owing under or in connection with this Note in such order as Holder elects, except that payments shall be applied to accrued interest before principal and shall also be applied as required by Section 2.2 of the Loan Agreement.

Any advance by Payee to Maker that is not evidenced by another instrument or agreement between the parties shall be conclusively presumed to have been made hereunder when such advance is either (1) deposited or credited to an account of Maker by Payee, notwithstanding that such advance was requested, orally or in writing, by someone other than Maker or that someone other than Maker is authorized to draw on such account and may or does withdraw the whole or part of such advance, or (2) made in accordance with the oral or written instructions of Maker. The entire balance of all advances hereunder that may be outstanding from time to time shall constitute a single indebtedness, and no single advance increasing the outstanding balance hereof shall itself be considered a separate loan, but rather an increase in the aggregate outstanding balance of the indebtedness evidenced hereby.

The indebtedness evidenced hereby may not be prepaid in whole or in part.

In the absence of a default or event of default under the Loan Agreement or under any other instrument, document or agreement now or hereafter further evidencing, securing or otherwise relating to the indebtedness evidenced hereby, Maker may borrow on a non-revolving basis up to the maximum amount of this Note in accordance with the terms, conditions and provisions of the Loan Agreement. Amounts borrowed by Maker and repaid to Holder may not thereafter be reborrowed by Maker.

Reference is here made to that certain Construction Loan Agreement of even date herewith, by and between Maker and Payee (as the same heretofore may have been or hereafter may be amended, restated, supplemented, extended, renewed, replaced or otherwise modified from time to time, herein referred to as the "Loan Agreement"). The indebtedness evidenced hereby is further evidenced and secured as set forth in the Loan Agreement and the Loan Documents.

Time is of the essence of this Note. It is hereby expressly agreed that if any default shall occur in the payment of interest when due as stipulated above, or if any default or event of default shall occur under the Loan Agreement or under any other instrument, document or agreement now or hereafter further evidencing, securing or otherwise relating to the indebtedness evidenced hereby, and the same shall not be cured under any such document; then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to Applicable Rate plus five percent (5.00%), regardless of whether the maturity of the indebtedness evidenced hereby has been accelerated as herein provided. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default.

To the extent permitted by applicable law, Maker shall pay to Holder a late charge equal to five percent (5.00%) of any payment hereunder that is not received by Holder within ten (10) days of the date on which it is due (minimum $10.00, maximum $250.00), in order to cover the additional expenses incident to the handling and processing of delinquent payments; provided, however, that no late charge will be imposed on any payment made on time and in full solely by reason of any previously accrued and unpaid late charge; and provided further that nothing in this paragraph shall be deemed to waive any other right or remedy of Holder by reason of Maker's failure to make payments when due hereunder.

In the event this Note is placed in the hands of an attorney for collection or for enforcement or protection of the security, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby or the enforcement or protection of the security, Maker and each indorser, surety, guarantor or other person now or hereafter liable for payment of the indebtedness evidenced hereby or any portion thereof (individually an "Obligor" and individually and collectively the "Obligors") agree to pay a reasonable attorney's fee, all court and other costs, and the reasonable costs of any other collection efforts.

In addition to all liens upon, and rights of setoff against, any moneys, securities or other property of any of the Obligors given to Holder by law, to the extent permitted by applicable law Holder shall have and is hereby granted a lien upon, right of setoff against and continuing security interest in all moneys, securities and other property of any of the Obligors now or hereafter in the possession of, or on deposit with, Holder, whether held in a general or special account or deposit, for safekeeping or otherwise. Every such lien, security interest and right of setoff may be exercised without demand upon or notice to any Obligor, and Holder shall have no liability with respect to any checks or other items of any Obligor that may be returned or other funds transfers by any Obligor that may not be made due to insufficient funds thereafter.

Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other Obligors. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege. Unless otherwise specifically agreed by Holder in writing, the liability of Maker and all other Obligors shall not be affected by (1) any renewal hereof or other extension of the time for payment of the indebtedness evidenced hereby or any amount due in respect thereof, (2) the release of all or any part of any collateral now or hereafter securing the payment of the indebtedness evidenced hereby or any portion thereof, or (3) the release of or resort to any Obligor. No modification, amendment, waiver or discharge of any provision of this Note shall be effective unless in writing and signed by the party against whom enforcement of any modification, amendment, waiver or discharge is sought, and then the same shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in the same, similar or other circumstances.

To the extent permitted by applicable law, Maker hereby waives and renounces for itself and its successors and assigns, all rights to the benefits of any appraisement, exception and homestead now provided, or that hereafter may be provided, by the Constitution and laws of the United States of America and of any state thereof in and to all of its property, real and personal, against the enforcement and collection of the indebtedness and other obligations evidenced by this Note.

The indebtedness and other obligations evidenced by this Note are further evidenced and/or secured by (1) the Loan Agreement, (2) that certain Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith from Maker to Payee, granting Payee a lien on certain real property and improvements located in Davidson County, Tennessee, and (3) certain other instruments and documents, as more particularly described in the Loan Agreement.

All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the interest and loan charges agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. If for any reason whatsoever the interest or loan charges paid or contracted to be paid in respect of the indebtedness evidenced hereby shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then, ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Holder that exceed such maximum amounts shall be applied to the reduction of the principal balance remaining unpaid hereunder and/or refunded to Maker so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced hereby exceed the maximum amounts permitted from time to time by applicable law. This provision shall control every other provision in any and all other agreements and instruments now existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

Holder may not grant any participation in the indebtedness evidenced by this Note before December 12, 2010; provided, however, that Holder may collaterally assign and grant a security interest in its right, title and interest in, to and under this Note, the indebtedness evidenced hereby and the Loan Documents to obtain and secure one or more loans from one or more third-party lenders. Maker understands that beginning on December 12, 2010, Holder may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which such participant or participants shall be given participations in the indebtedness evidenced hereby, and that such participants from time to time similarly may grant to other participants sub-participations in the indebtedness evidenced hereby. Maker agrees that any participant and any subparticipant may exercise any and all rights of banker's lien or setoff, whether arising by operation of law or given to Holder by the provisions of this Note, with respect to Maker as fully as if such participant or subparticipant had extended credit directly to Maker. For purposes of this paragraph only, Maker shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the principal of, and interest on, the indebtedness evidenced hereby.

Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Note has been negotiated, executed and delivered in the State of Tennessee, and is intended as a contract under and shall be construed and enforceable in accordance with the laws of said state, except to the extent that federal law may govern the maximum rate of interest from time to time allowed to be charged in respect of the indebtedness evidenced hereby.

As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law. In the event that more than one person, firm or entity is a maker hereunder, then all references to "Maker" shall be deemed to refer equally to each of said persons, firms or entities, all of whom shall be jointly and severally liable for all of the obligations of Maker hereunder.

Notwithstanding any provision hereof to the contrary, no incorporator, member, director or officer, as such past, present or future, of Maker shall be personally liable for the payment of the indebtedness evidenced by this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Maker has caused this Note to be executed by its duly authorized officer as of the date first above written.

MAKER:
ASF OF GREEN HILLS, LLC

By:	American Seniors Foundation, Inc., its sole member

By:
Name: Title:

ENDORSEMENT

As collateral security, pay to the order of Bank of America, N.A.

AMERICAN RETIREMENT CORPORATION

By:

Name: Title: